UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

CFS BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Indiana	000-24611	35-2042093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (219) 836-5500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 3, 2010, CFS Bancorp, Inc. (the “Company”) announced the appointment of Jerry A. Weberling as Executive Vice President and Chief Financial Officer of the Company and Citizens Financial Bank (the “Bank”), effective immediately. A copy of the press release announcing Mr. Weberling’s appointment is attached to this report as Exhibit 99.1 and, to the extent that any information contained in the press release is required to be disclosed in this report, such information is incorporated herein by reference.

(e) On June 3, 2010, the Company, the Bank and Mr. Weberling entered into a Change in Control Agreement (the “CIC Agreement”) providing, among other items, that (i) upon the occurrence of a change in control of the Company or the Bank and the termination of his employment under certain circumstances and so long as he executes and does not revoke a release of claims and complies with certain covenants set forth in the CIC Agreement, Mr. Weberling will (A) receive change in control payments equal to his average base salary (calculated as a monthly amount) for a period of twelve (12) months following his last day of employment with the Company and the Bank, and (B) be entitled to be reimbursed for the premiums associated with continuation coverage pursuant to COBRA for himself and his spouse and legal dependents under the Company’s or the Bank’s group health insurance plan for a period of time not to exceed twelve (12) months; and (ii) Mr. Weberling will comply with certain non-competition, non-solicitation, non-disclosure of confidential information and other covenants in favor of the Company and the Bank.

The initial term of the CIC Agreement is one year. The CIC Agreement provides that the Boards of Directors of the Company and the Bank will review the agreement within sixty days prior to the first anniversary of the date of the agreement and within sixty days prior to each subsequent one year anniversary thereafter and determine whether the term of the agreement will be extended for a period of one year in addition to the then-remaining term. If the Boards of Directors of the Company or the Bank determine not to extend the term of the CIC Agreement, then the agreement will terminate and be of no further force or effect (except as expressly provided in the agreement) upon the expiration of the then-remaining term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of CFS Bancorp, Inc. dated June 3, 2010 (filed herewith)

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010

CFS BANCORP, INC.

By: /s/ Joyce M. Fabisiak
Joyce M. Fabisiak
Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of CFS Bancorp, Inc. dated June 3, 2010